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                                                            EXHIBIT 10.(XXXVIII)

                      (NEVADA MANHATTAN MINING LETTERHEAD)

August 28, 1998


TiNVl, Inc.
701 Ocean Avenue, Suite 108
Santa Monica, CA 90402

Gentlemen:

As an inducement to TiNV1, Inc. ("TiNV1") to enter into the Subscription Agreement dated as of August 28, 1998 ("Subscription Agreement"), whereby TiNV1 has agreed to subscribe initially for Five Million, Five Hundred Thousand (5,500,000) shares of common stock ("Subscription Shares") of Nevada Manhattan Mining, Inc. (the "Company") for Five Hundred Thousand Dollars ($500,000.00) in capital, we hereby agree to the following:

1. We acknowledge and agree that a material consideration for TiNV1's execution and delivery of the Subscription Agreement is the issuance to TiNV1 of options to acquire 70,000,000 shares of common stock pursuant to the terms and conditions of the Stock Option Agreement that is attached as an exhibit to the Subscription Agreement. We further acknowledge and agree that the Stock Option Agreement is subject to the approval of the Company's shareholders
("Shareholders'  Approval")  to: (a) amend  this  Corporation's  certificate  of incorporation to increase the Company's number of authorized shares to 250,000,000, and (b) approve the Stock Option Agreement. We further acknowledge that if the Company is unable to obtain the Shareholders' Approval, then you may elect to rescind the Subscription Agreement or enforce the remedy described in paragraph 2 below.

2. If the Company is unable to obtain the Shareholders' Approval within 150 days of the date of this letter, then upon your election and your termination of your rescission rights as provided above, both of which shall occur within 30 days of such 150 days, the undersigneds hereby agree, without any further consideration, to: (a) assign and transfer to TiNV1 all our respective right, title, and interest, in and to all securities, including, but not limited to common shares of the Company, that we directly or indirectly own ("Shares"), excluding options to acquire the Company's securities, and (b) cancel and waive any further rights that we have pursuant to any options to acquire the Company's securities.


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3. We represent and warrant to you that until the later of: (a) the  Shareholder
Approval, or (b) our transfer of Shares to you pursuant to paragraph 2, in the event you elect such remedy as provided above, that all of our Shares shall remain free and clear of any lien or encumbrance, and shall not be transferred or assigned in any manner.

4. The undersigned acknowledges and agrees that: (a) the potential transfer of our Shares to TiNV1 and cancellation of our stock options are intended to provide voting and other intangible benefits to TiNV1 in addition to the economic benefit of owning the Shares if the Shareholders' Approval does not occur, and (b) a breach of the undersigned's obligations hereunder would result in irreparable harm to TiNV1, which would not be adequately compensated solely by an award of money damages. The undersigned therefore agrees that TiNV1 shall be entitled to injunctive relief to enforce specific performance of our obligations under this agreement, and we expressly consent and agree to the granting of such injunctive relief, and further waive any requirement for TiNV1 to post any bond or other security in connection with obtaining such injunctive relief.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.

6. If any party to this Agreement shall commence any suit or action to interpret or enforce this Agreement, the prevailing party in such action shall recover such party's costs and expenses incurred in connection therewith, including attorneys' fees.

7. This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective, executors, administrators, successors and assigns.

                                    Sincerely,

                                    /s/ Christopher D. Michaels
                                    ----------------------------
                                       Christopher D. Michaels

                                    /s/ Jeffrey S. Kramer
                                    ---------------------------
                                       Jeffrey S. Kramer

ACKNOWLEDGED AND AGREED:

DATED: As of August 28, 1998         TiNV1, INC.

                                          /s/ Tetsuo Kitagawa
                                      By:___________________________
                                           Tetsuo Kitagawa,
                                           President and Secretary